EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 135 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated February 20, 2007, relating to the financial statements and financial highlights of the Eaton Vance Tax Free Reserves (the “Fund”), which appears in the December 31, 2006 Annual Report to Shareholders of the Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts April 25, 2008